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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 10, 1996 on the consolidated financial statements of 3CI Complete Compliance Corporation for the year ended September 30, 1995 and all references to our Firm included in this registration statement on Form S-1 dated May 6, 1998, 1998 filed by 3CI Complete Compliance Corporation.


ARTHUR ANDERSEN LLP
/s/ Arthur Andersen LLP

Houston, Texas
May 5, 1998